Petrifilm at Neogen April 22, 2025

Forward-Looking Statements This presentation includes “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Neogen’s current expectations and are subject to risks and uncertainties, which could cause actual results to differ from those stated or implied by such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary from those indicated or anticipated by such forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ from such forward-looking statements include, among others, the successful implementation of our announced CEO succession plan, the continued integration of the 3M food safety business and the realization of the expected benefits from that acquisition; the relationship with and performance of our transition manufacturing partner; our ability to adequately and timely remediate certain identified material weaknesses in our internal control over financial reporting; competition; recruitment and retention of key employees; impact of weather on agriculture and food production; global business disruption caused by the Russia invasion in Ukraine and related sanctions; the conflict in the Middle East; the effect of tariffs; identification and integration of acquisitions; research and development risks; intellectual property protection; increasing and developing government regulation; and other risks detailed from time to time in the Company’s reports on file at the Securities and Exchange Commission, including Neogen’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the Securities and Exchange Commission. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this presentation. Neogen expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Disclaimer

Petrifilm®

Neogen® Petrifilm® Plates





Plastic film
Adhesive + Indicator
Cold water-soluble gel
Nutrients + cold water-soluble gel
Adhesive
Plastic coated paper printed with a grid

Product illustration for demonstration purposes only.



RAC Rapid Aerobic
RCC Rapid Coliform
REC Rapid E. coli / Coliform
RYM Rapid Yeast and Mold
AC Aerobic
CC Coliform
EC E. coli / Coliform
YM Yeast and Mold
EB Enterobacteriaceae
EL Environmental Listeria
LAB Lactic Acid Bacteria
STX Staph Express
BC Bacillus cereus

How it works

Simplify testing with three simple steps.

01 Inoculate

Eliminate media prep — plates are ready to inoculate.



02 Incubate

A compact incubator is all you need.



03 Enumerate

Use the Petrifilm Plate Reader Advanced to automate your counting process and work more efficiently.



A more sustainable solution for:

The Customer:

- Enhance productivity by **48%** on average
- Count up to **900** plates per hour with reader
- Data in up to **1/2** the time*
- Up to **85%** less space than agar*

The Environment:

- **76%** Less energy
- **79%** Less water
- **75%** Less CHG emissions
- **66%** Less waste

*Results compared to traditional agar plates.

NEOGEN

© 2025 Neogen Corporation. All rights reserved.
| 3

Petrifilm® Manufacturing

Neogen understands the importance of Petrifilm to customers and the industry, and is making investments to ensure the operations deliver stable, reliable supply well into the future.

- **Neogen has built a state-of-the-art production facility** in Lansing, Michigan, into which the production of Petrifilm will gradually transition from our current third-party manufacturing partner.
- **The same bespoke production equipment manufacturer** used by our transition manufacturing partner in Poland is currently being installed in the facility.
- **The same key manufacturing engineers** who previously started up Petrifilm manufacturing in Poland are Neogen employees and guiding the project, along with a steering committee utilizing a strict governance process to manage timelines, ensure key milestones are met and plan for and de-risk next steps.
- **The same critical raw materials** used by our manufacturing partner will be used in Neogen's production of Petrifilm to ensure the same product performance customers have come to expect.
- **Petrifilm will have continuous supply** during the transition period, ensuring there will be no time when Petrifilm is not being produced as the Neogen facility ramps up to full-scale production.


NEOGEN
720
EAST SHIAWASSEE

NEOGEN

© 2025 Neogen Corporation. All rights reserved. 4

Petrifilm® Manufacturing Process Flow Quality Testing Packaging Shipping Represents current process in South Dakota and Poland Future process will be consolidated at Lansing, MI, facility Manufacturing Process Slitting Converting

From when we started….where are we today? Broke ground July 20, 2022 Construction officially started in October 2022 Staffing Key technical positions filled Conveyed former 3M employees will stay on as key trainers and subject matter experts Building progress Main building complete Equipment progress Installation of first production line nearly complete – site acceptance plus internal, operational and performance qualifications to follow Installation of second production line to begin in Q1 FY26

Petrifilm Manufacturing – Current Expected Remaining Timeline


Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26
Q1 FY27
Q2 FY27
Q3 FY27
Q4 FY27
Q1 FY28
Primary Production Equipment Installation
Additional Equipment Transfers
Production Testing
Product Validation
Transition of Production to Lansing
Transition Contract Manufacturing Agreement

- Transition manufacturing partner currently manufactures Petrifilm on older equipment in South Dakota and more modern equipment in Poland
  - Neogen's production will utilize the same modern equipment used in Poland
- Installation of production equipment is currently underway, with test production expected to begin in the fall of 2025
  - Testing of production settings underway in Poland on equivalent equipment
- Product validation – on a SKU-by-SKU basis, multiple batches produced to ensure equipment can produce to specifications on a repeatable basis
  - Validation of Poland SKUs to begin first, followed by transition of that production to Lansing
  - Validation of South Dakota SKUs and transition of that production to Lansing will complete the project
- Currently tracking to timeline – timing will be refined as needed, as we move further into the project

© 2025 Neogen Corporation. All rights reserved. | 7

Other Key Messages Largest potential tariff impact is in Animal Safety segment Mitigating actions include pricing, utilizing agricultural exemptions, re-routing of supply and re-sourcing, as appropriate Focusing the Genomics business primarily on bovine is expected to happen over a multi-year period Restructuring actions implemented in Q2 FY25 expected to result in FY26 Genomics EBITDA being roughly equivalent to FY25 Expected net proceeds of over $100M from Cleaners & Disinfectants divestiture will be used to repay $100M drawn on revolver in recent term loan refinancing Transaction represents a trailing EBITDA multiple of ~12x after addressing stranded costs

Thank you!